UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2006

CYTOMEDIX, INC.
(Exact name of registrant as it appears in its charter)

Delaware	001-32518	23-3011702
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

416 Hungerford Drive, Suite 330
Rockville, Maryland 20850
(Address of principal executive offices and zip code)

240-499-2680
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure

On October 27, 2006, Cytomedix, Inc. issued the press release attached as Exhibit 99.1 announcing that Chairman and Chief Executive Officer Kshitij Mohan, Ph.D., will host a conference call and webcast with members of the investment community on Monday, October 30, at 11:30 a.m. Eastern time.

The purpose of the conference call and webcast is to provide a business update and answer any investor questions. Dr. Mohan is conducting this call as, due to a family emergency, he will be unable to attend the Annual Shareholders’ Meeting scheduled for November 3, 2006. All other Directors and Officers of the Company will be present at the Annual Meeting.

Persons wishing to to participate in the conference call should dial 1-877-407-9205 in the U.S. and Canada (international callers dial 201-689-8054) approximately 10 minutes before the conference call is scheduled to begin. Hold for the operator and reference the Cytomedix conference call. The conference call will also be archived until 11/30/06. To access the archived conference call, callers in the U.S. and Canada dial 877-660-6853 (international callers dial 201-612-7415) and use account #286 and pass code ID 219105.

The teleconference can also be accessed by means of live audio webcast on the Company’s website at http://www.cytomedix.com or http://www.investorcalendar.com. The presentation will be archived for replay at both sites.

The information furnished in Items 7.01 and 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following Exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

Exhibit 99.1	Press Release of Cytomedix, Inc., dated October 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOMEDIX, INC.

By:	/s/ Andrew S. Maslan
Andrew S. Maslan
Chief Financial Officer

Date: October 27, 2006